UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2012

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

Asset Purchase Agreement with First Solar, Inc.

On October 12, 2012, Intermolecular, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with First Solar, Inc. (“First Solar”).  The Purchase Agreement stems from a Collaborative Development Project Agreement (“CDP Agreement”) entered into by the parties on June 1, 2012 under which the Company and First Solar are collaborating to research, design, develop and commercialize technology related to cadmium tellurium (CdTe)-based photovoltaic solar cells and modules (the “CDP IP”).  Under the CDP Agreement, First Solar has the right to make an election to purchase certain intellectual property rights in and to the CDP IP under certain terms and conditions.  The Purchase Agreement was executed by the parties as a result of First Solar’s exercise of this election.

Under the Purchase Agreement, First Solar is purchasing certain intellectual property rights in and to the CDP IP that is conceived or reduced to practice prior to December 1, 2012 in exchange for a one-time payment to Company.  The purchase price is payable to the Company within 90 days from the date of the Purchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: October 15, 2012	By:	/s/ Sandeep Jaggi
Sandeep Jaggi
Senior Vice President and General Counsel

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